EXHIBIT 99.1

WCA Waste Corporation Announces Second Quarter 2007 Results

 * Second Quarter Revenue Increased 20.9%
 * Company Completes Purchase of Large Houston MSW Landfill

HOUSTON, Aug. 1, 2007 (PRIME NEWSWIRE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today financial results for the second quarter of 2007. For the quarter ended June 30, 2007, revenue increased 20.9% to $46.2 million over the $38.2 million that was reported for the same period last year. Operating income for the quarter was $6.2 million versus $6.8 million for the comparable quarter last year. Second quarter 2007 operating income was impacted by two major accidents, integration costs in Oklahoma (assets acquired February 21, 2007), and extraordinary weather that created flooding in several large markets. (See accompanying schedule for temporary impact on margins.) Net income available to common stockholders was $1.6 million, or $0.10 per share, for the three months ended June 30, 2007. The results included an unrealized gain of $1.4 million, net of tax, from the interest rate swap agreements.

For the six months ended June 30, 2007, revenue increased 19.1% to $86.8 million over the $72.9 million for the same period last year. Operating income increased 6.6% to $12.7 million over the $11.9 million for the six months ended June 30, 2006. Net income for the six months ended June 30, 2007 was $2.0 million, or $0.12 per share.

Tom Fatjo, Chairman of WCA Waste Corporation, stated, "Our revenue growth of 20.9% included estimated acquisition growth of 15.1% and internal growth of 5.8%. We have invested approximately $78 million in quality acquisitions and new service contracts through the second quarter, which is 78% of our stated goal of investing $100 million in 2007. We are excited about the opportunity we have to expand our Houston market with the newly acquired landfill. Acquisition of the new Houston landfill brings our Houston network of assets to approximately 100 collection routes, three permitted and operating construction and demolition landfills, one permitted and operating municipal solid waste landfill, one operating transfer station, two permitted currently non-operating transfer stations, one permitted non-operating construction and demolition landfill and one permitted and non-operating municipal solid waste landfill. In the Houston metropolitan area we have identified more than 50 private hauling companies that are target acquisitions and present a major opportunity for increased internalization. WCA's capital structure provides the opportunity to focus on acquisitions and long-term goals."

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consist of 24 landfills, 23 transfer stations/material recovery facilities and 27 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ Global Market System under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=1736

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings and other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our plans, objectives, goals, expectations or intentions and other statements that are not historical facts are forward-looking statements. For example, descriptions of strategy are forward-looking statements, including descriptions of our acquisition strategy and the benefits of any acquisition or potential acquisition.

Statements concerning "run-rates" are also forward-looking statements, are not audited or based on GAAP and are made based on estimations from information provided to us by the acquired companies and from other sources and estimates developed by us. In this press release we provide "run-rate" estimates for acquired subsidiaries; in other presentations and reports, we provide "run-rate" estimates with respect to us and also separately with respect to one or more acquired businesses. We determine the period over which to calculate a "run-rate" based on factors we deem to be reasonable. In computing revenue "run-rates" as of the end of any given period we generally annualize the average of monthly revenues of the companies that we acquired for the period prior to acquisition (which is the "run-rate" for the acquired businesses). Actual revenues may or may not equal the estimated "run-rate." For entities that were previously owned by us, we calculate "run-rate" based on the period that we originally owned these entities.

The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. We caution that forward-looking statements are not guarantees, are based upon the current beliefs and expectations of WCA's management, and are subject to known and unknown risks and uncertainties. Since our business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements.

As to acquisitions and acquisition strategies, on which our future financial performance will significantly depend, risks and uncertainties include, without limitation: we may be unable to identify, complete or integrate future acquisitions successfully; we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons; businesses that we acquire may have unknown liabilities and require unforeseen capital expenditures; changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses; in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; rapid growth may strain our management, operational, financial and other resources; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; and we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons.

Moreover, our results will be subject to a number of operational and other risks, including the following: we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We describe these and other risks in greater detail in the sections entitled "Business-Risk Factors" and "Cautionary Statement About Forward-Looking Statements" included in our Form 10-K for the year-ended December 31, 2006, to which we refer you for additional information.

                        WCA Waste Corporation
            Condensed Consolidated Statement of Operations
               (In thousands, except per share amounts)
                              (Unaudited)

                            Three Months Ended      Six Months Ended
                                 June 30,               June 30,
                          --------------------    --------------------
                            2007        2006        2007        2006
                          --------    --------    --------    --------

 Revenue                  $ 46,200    $ 38,216    $ 86,827    $ 72,896
 Expenses:
   Cost of services         30,779      24,186      56,534      46,470
   Depreciation and
    amortization             6,096       4,769      11,285       9,337
   General and
    administrative           3,135       2,436       6,275       5,146
                          --------    --------    --------    --------

                            40,010      31,391      74,094      60,953
                          --------    --------    --------    --------
 Operating income            6,190       6,825      12,733      11,943
 Other income
  (expense):
   Interest expense,
    net                     (4,300)     (4,173)     (8,181)     (8,280)
   Unrealized gain
    on interest
    rate swap                2,336       3,704       1,808       3,704
   Other                       127          64         277          73
                          --------    --------    --------    --------
                            (1,837)       (405)     (6,096)     (4,503)
                          --------    --------    --------    --------
 Income before
  income taxes               4,353       6,420       6,637       7,440
 Income tax
  provision                 (1,747)     (2,581)     (2,709)     (2,989)
                          --------    --------    --------    --------
 Net income                  2,606       3,839       3,928       4,451
 Accrued
  payment-in-kind
  dividend on
  preferred stock             (961)         --      (1,915)         --
                          --------    --------    --------    --------
 Net income
  available to
  common stockholders       $ 1,645    $ 3,839     $ 2,013     $ 4,451
                          ========    ========    ========    ========

 PER SHARE DATA
  (Basic and diluted):
 Net income
  available to
  common
  stockholders
 -- Basic                   $ 0.10      $ 0.23      $ 0.12      $ 0.27
                          ========    ========    ========    ========
 -- Diluted (a)             $ 0.10      $ 0.23      $ 0.12      $ 0.27
                          ========    ========    ========    ========

 WEIGHTED AVERAGE
  SHARES OUTSTANDING
  (Basic)                   16,465      16,360      16,439      16,340
                          --------    --------    --------    --------
 WEIGHTED AVERAGE
  SHARES OUTSTANDING
  (Diluted) (a)             16,804      17,021      16,500      17,005
                          --------    --------    --------    --------

 (a) The diluted earnings per share and the diluted weighted average shares outstanding for the three months ended June 30, 2007 assume conversion of $3 million convertible seller notes. The interest expense related to these notes, net of tax, for the three months ended June 30, 2007 was $23. The assumed conversion of the convertible notes added 250 additional shares to the diluted weighted average shares outstanding. The diluted earnings per share and the diluted weighted average shares outstanding for the three and six months ended June 30, 2006 assume conversion of our $7 million convertible seller notes. The interest expense related to these notes, net of tax, for the three and six months ended June 30, 2006 was $72 and $143, respectively. The assumed conversion of the convertible notes added 636 additional shares to the diluted weighted average shares outstanding.

                      Non-GAAP Financial Measures
 ---------------------------------------------------------------------

     Our management evaluates our performance based on non-GAAP measures, of which the primary performance measure is EBITDA.
     EBITDA consists of earnings (net income or loss) available to common stockholders before preferred stock dividend, interest expense (including gains (losses) on interest rate swap
     agreements as well as write-off of deferred financing costs and debt discount), income tax expense, depreciation and
     amortization. We also use these same measures when evaluating potential acquisition candidates.

     We believe EBITDA is useful to an investor in evaluating our operating performance because:

 *   it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

 *   it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swap agreements and payment-in-kind dividend) and asset base
     (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and

 *   it helps investors identify items that are within our operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

     Our management uses EBITDA:

 *   as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

 *   as one method to estimate a purchase price (often expressed as a multiple of EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA multiple will vary from
     acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;

 *   in presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by management;

 *   as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;

 *   in evaluations of field operations since it represents
     operational performance and takes into account financial measures within the control of the field operating units;

 *   as a component of incentive cash bonuses paid to our executive officers and other employees;

 *   to assess compliance with financial ratios and covenants included in our credit agreements; and

 *   in communications with investors, lenders, and others concerning our financial performance.

  The following presents a reconciliation of net income available to common stockholders to our total EBITDA (in thousands):

                           Three Months Ended      Six Months Ended
                                June 30,                June 30,
                          --------------------    --------------------
                            2007        2006        2007        2006
                          --------    --------    --------    --------

 Net income available
  to common
  stockholders             $ 1,645     $ 3,839     $ 2,013     $ 4,451
 Accrued
  payment-in-kind
  dividend on
  preferred stock              961          --       1,915          --
 Depreciation and
  amortization               6,096       4,769      11,285       9,337
 Interest expense, net       4,300       4,173       8,181       8,280
 Unrealized gain on
  interest rate swap        (2,336)     (3,704)     (1,808)     (3,704)
 Income tax provision        1,747       2,581       2,709       2,989
                          --------    --------    --------    --------
 Total EBITDA             $ 12,413    $ 11,658    $ 24,295    $ 21,353
                          ========    ========    ========    ========
 As a percentage
  of revenue                  26.9%       30.5%       28.0%       29.3%

The following table presents a reconciliation of net income available to common stockholders to adjusted net income available to common stockholders to exclude unrealized gain on interest rate swap agreements (in thousands, except per share amounts). Management believes that this non-GAAP measure is useful to an investor because the excluded items are not representative of our on-going operational performance. Per share information of the adjusted net income available to common stockholders is also shown below:

 Adjusted net income
  available to common
  stockholders to exclude        Three Months Ended  Six Months Ended
  unrealized gain on                   June 30,           June 30,
  interest rate swap               2007      2006     2007      2006
  agreements:                     -------   -------  -------   -------

 Net income available to
  common stockholders             $ 1,645   $ 3,839  $ 2,013   $ 4,451
 Unrealized gain on interest
  rate swap, net of tax            (1,437)   (2,239)  (1,119)   (2,239)
                                  -------   -------  -------   -------
 Adjusted net income
  available to common
  stockholders                      $ 208   $ 1,600    $ 894   $ 2,212
                                  =======   =======  =======   =======

 PER SHARE DATA (Basic and
  diluted):

 Net income available to
  common stockholders              $ 0.10    $ 0.23   $ 0.12    $ 0.27
 Unrealized gain on interest
  rate swap, net of tax             (0.09)    (0.13)   (0.07)    (0.13)
                                  -------   -------  -------   -------

 Adjusted net income
  available to common
  stockholders to exclude
  unrealized gain on
  interest rate swap
  agreements:

 -- Basic                          $ 0.01    $ 0.10   $ 0.05    $ 0.14
                                  =======   =======  =======   =======
 -- Diluted                        $ 0.01    $ 0.10   $ 0.05    $ 0.14
                                  =======   =======  =======   =======
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Basic)              16,465    16,360   16,439    16,340
                                  -------   -------  -------   -------
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Diluted)            16,554    16,385   16,500    16,370
                                  -------   -------  -------   -------

These non-GAAP measures may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with GAAP. They should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

                       Supplemental Disclosures
 ---------------------------------------------------------------------
          (Dollars in millions unless otherwise indicated)

                                   Six Months Ended  Six Months Ended
                                    June 30, 2007      June 30, 2006
                                  -----------------  -----------------
 Revenue Breakdown:
   Collection                      $ 53.7     50.5%    $ 41.8    46.3%
   Disposal                          32.5     30.6%      30.0    33.3%
   Transfer                          15.6     14.7%      14.4    16.0%
   Other                              4.5      4.2%       4.0     4.4%
                                  -------    ------   -------   ------
      Total                         106.3    100.0%      90.2   100.0%
   Intercompany eliminations        (19.5)              (17.3)
                                  -------             -------
      Total reported revenue       $ 86.8              $ 72.9
                                  =======             =======

 Internalization of Disposal:
 Six months ended
  June 30, 2007                      73.3%

                                                       June 30, 2007
                                                        -------------
 Debt-to-Capitalization:
   Long-term debt including current maturities             $ 189.6
   Total equity including preferred stock                    170.4
                                                          --------

       Total capitalization                                $ 360.0
                                                          ========

       Debt-to-total capitalization                           52.7%

 Net Debt-to-Capitalization:

   Long-term debt including current maturities             $ 189.6
   Cash on hand and restricted cash (b)                       (4.3)
                                                          --------
   Net debt                                                  185.3
   Total equity including preferred stock                    170.4
                                                          --------
      Total capitalization                                 $ 355.7
                                                          ========

      Net debt-to-total capitalization                        52.1%

 (b) Total restricted cash of $1.4 million relates to long-term tax-exempt bonds.

                                         Six Months Ended
                                              June 30
                                       ---------------------
                                      2007                2006
                                   ----------          ----------
 Rainfall Impact:
     Oklahoma City, OK             31.84 inches        11.64 inches
     South Houston, TX             36.80 inches        24.30 inches
     North Houston, TX             30.08 inches        25.87 inches
     Springfield, MO               25.38 inches        18.56 inches

 Source: National Weather Service

 Insurance Claims Impact (Dollars in thousands):
     Significant second quarter insurance claims:

         *    Missouri Accident $350
         *    Alabama Accident $250

 Margin Analysis (Dollars in thousands):

                          Actual                            Adjusted
                         Results    Oklahoma    Insurance    Results
                         --------   --------    ---------   --------

 Three months ended
  June 30, 2007
    Revenue             $ 46,200    $ (3,789)    $   --    $ 42,411
    EBITDA                12,413        (889)       600      12,124
    Margin                 26.9%                              28.6%

 Six months ended
  June 30, 2007
    Revenue             $ 86,827    $ (5,334)    $   --    $ 81,493
    EBITDA                24,295      (1,303)       600      23,592
    Margin                 28.0%                              28.9%

CONTACT:  WCA Waste Corporation, Houston
          Tommy Fatjo
          713-292-2400